Exhibit 10.1

AMENDMENT NO. 2

This Amendment No. 2 (this “Amendment”) is entered into as of February 27, 2025 (the “Effective Date”), by and between Streeterville Capital, LLC, a Utah limited liability company (“Lender”), and Damon Inc., a British Columbia corporation (“Borrower”). Lender and Borrower are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

A. Grafiti Holding, Inc., a British Columbia corporation (“Grafiti”), previously issued to Lender that certain Secured Promissory Note in the original principal amount of $6,470,000.00 on June 26, 2024 (as previously amended, the “Note”).

B.   Pursuant to a business combination with Grafiti, Borrower assumed Grafiti’s obligations under the Note.

C.   The Parties have agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to amend the Note.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the Parties acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Definitions. The following terms used in this Amendment will have the following meanings:

“Common Shares” means Borrower’s common shares, no par value.

“Conversion Price” means 90% of the lowest daily volume weighted average price of the Common Shares reported by Bloomberg during the ten (10) Trading Day period preceding the delivery date of the Conversion Notice.

“Floor Price” means $0.20, which may be subject to change in the future to the extent permitted by stock exchange rules in effect at the time of such change and as otherwise set forth herein.

“Trading Day” means any day on which Nasdaq (or such other principal trading market for Borrower’s Common Shares) is open for trading.

3. Conversion Right. Beginning on the Effective Date, Lender will have the right to convert all or any portion of the outstanding balance of the Note into Common Shares (the “Conversion Shares”) by delivering to Borrower a conversion notice setting forth the amount Lender desires to convert and the applicable Conversion Price (“Conversion Notice”). The number of Conversion Shares deliverable pursuant to a Conversion Notice will be equal to the amount of the outstanding balance of the Note being converted divided by the Conversion Price. Conversion Shares must be delivered to Borrower within two (2) Trading Days of delivery of a Conversion Notice. Failure to timely deliver Conversion Shares will be considered an Event of Default (as defined in the Note) under the Note. In the event Lender submits a Conversion Notice to Borrower and the Conversion Price is below the Floor Price, then such Conversion Notice shall be deemed void and of no force or effect.

4. Share Reserve. Borrower will reserve 40,000,000 Common Shares from its authorized and unissued Common Shares to provide for all issuances of Common Shares under the Note (the “Share Reserve”). Borrower further agrees to add additional Common Shares to the Share Reserve in increments of 500,000 shares as and when requested by Lender if at any time the number of Common Shares being held in the Share Reserve is less than three (3) times the number of Common Shares obtained by dividing the outstanding balance of the Note as of the date of the request by the Conversion Price. Borrower shall further instruct its transfer agent to hold the Common Shares reserved pursuant to the Share Reserve exclusively for the benefit of Lender and to issue such shares to Lender promptly upon Lender’s delivery of a Conversion Notice under the Note. Finally, Borrower shall instruct its transfer agent to issue Conversion Shares pursuant to the Note to Lender out of its authorized and unissued Common Shares, and not the Share Reserve, to the extent Common Shares have been authorized, but not issued, and are not included in the Share Reserve. The transfer agent shall only issue shares out of the Share Reserve to the extent there are no other authorized Common Shares available for issuance and then only with Lender’s written consent.

5. Redemption Start Date. The Parties agree that Lender’s right to request redemptions pursuant to Section 5 of the Note will begin on the date that is four (4) months from the Effective Date.

6. Floor Price Adjustments. In the event Borrower issues any security with a floor price less than the Floor Price, then the Floor Price will automatically adjust to be equal to such lower floor price.

7. Foreign Private Issuer. Borrower represents and warrants to Lender that as of the Effective Date, Borrower is considered to be a foreign private issuer within the meaning of Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Borrower further represents and warrants that it filed the required Corporate Event Form with Nasdaq to notify Nasdaq of the Borrower’s status as a foreign private issuer, that as permitted under Nasdaq Listing Rule 5615(a)(3) and in accordance with its election to follow home country practice, it is not subject to Nasdaq Listing Rule 5635 and certain other corporate governance rules in the Nasdaq 5600 series, and that such disclosure has been included in Borrower’s latest Form 10-Q filed with the SEC and made available on Borrower’s website.

8. Ownership Limitation. Notwithstanding anything to the contrary contained in the Note or any other instrument or agreement between Borrower and Lender, Borrower shall not effect any issuance of Conversion Shares pursuant to the Note to the extent that such issuance would cause Lender (together with its affiliates) to beneficially own a number of Common Shares exceeding 9.99% of the number of Common Shares outstanding on such date (including for such purpose the Common Shares issuable upon such issuance) (the “Maximum Percentage”). For purposes of this section, beneficial ownership of Common Shares will be determined pursuant to Section 13(d) of the Exchange Act. The Maximum Percentage is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

9. Adjustment of Floor Price upon Subdivision or Combination of Common Shares. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Common Shares into a greater number of shares, the Floor Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding Common Shares into a smaller number of shares, the Floor Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 9 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 9 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

10. Representations and Warranties. Each Party for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees that such Party has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of such Party hereunder, provided that Borrower shall have filed a Notice of Listing of Additional Shares with Nasdaq prior to the Effective Date.

11. Certain Acknowledgments. Each of the Parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with this Amendment.

12. Other Terms Unchanged. The Note, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the Parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Note after the date of this Amendment is deemed to be a reference to the Note as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Note, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Note, as in effect prior to the date hereof.

13. Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14. Further Assurances. Each Party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

BORROWER:

DAMON INC.

By:	/s/ Bal Bhullar
Bal Bhullar, Chief Financial Officer

LENDER:

streeterville capital, llc

By:	/s/ John M. Fife
John M. Fife, President

[Signature Page to Amendment No. 2]